Lincoln National Corporation Organizational Chart

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Direct subs of LNC
Direct subs of LNL



Lincoln National Corporation ("LNC") Dom: Indiana Function: Holding Company
First Penn-Pacific Life Insurance Company Dom: Indiana Function: Insurance Company
Jefferson-Pilot Investments, Inc. Dom: North Carolina Function: Real Estate
Lincoln Investment Management Company Dom: Delaware Function: Investment Advisor
Lincoln Financial Reinsurance Company of Vermont Dom: Vermont Function: Reinsurance Captive
Lincoln Financial Securities Corporation Dom: New Hampshire Function: Broker/Dealer/ Investment Advisor
JPSC Insurance Services, Inc. Dom: New Hampshire Function: Insurance Agency
Lincoln Financial Limited Liability Company I Dom: Delaware Function: General Business Co.
Lincoln National Management Corporation Dom: Pennsylvania Function: Management Co.
Lincoln National Reinsurance Company (Barbados) Limited Dom: Barbados Function: Reinsurance Co.
Lincoln Insurance Services Limited Dom: England Function: Holding Co.
Lincoln SBP Trustee Limited Dom: England Function:
The Lincoln National Life Insurance Company ("LNL") Dom: Indiana Function: Insurance Company
California Fringe Benefit and Insurance Marketing Corporation Dom: California Function: Insurance Agency
LFA, Limited Liability Company Dom: Indiana Function: Insurance Agency
LFD Insurance Agency, Limited Liability Company Dom: Delaware Function: Insurance Agency
Lincoln Financial Distributors, Inc. Dom: Connecticut Function: Broker/Dealer
Lincoln Investment Advisors Corporation Dom: Tennessee Function: Investment Advisor
Lincoln Financial Advisors Corporation Dom: Indiana Function: Broker/Dealer/ Investment Advisor
LFA Management Corporation Dom: Pennsylvania Function: Management Co.
Lincoln Investment Solutions, Inc. Dom: Delaware Function: Investment Holdings
Lincoln Life & Annuity Company of New York Dom: New York Function: Insurance Company
Westfield Assigned Benefits Company Dom: Ohio Function: Insurance Agency
Lincoln Reinsurance Company of South Carolina Dom: South Carolina Function: Reinsurance Captive
Lincoln Reinsurance Company of Vermont I Dom: Vermont Function: Reinsurance Captive
Lincoln Assignment Corporation Dom: Delaware Function: Structured Settlements
Lincoln Reinsurance Company of Vermont III Dom: Vermont Function: Reinsurance Captive
Lincoln Reinsurance Company of Vermont IV Dom: Vermont Function: Reinsurance Captive
Lincoln Reinsurance Company of Vermont V Dom: Vermont Function: Reinsurance Captive
Lincoln Reinsurance Company of Vermont VI Dom: Vermont Function: Reinsurance Captive
Lincoln Reinsurance Company of Vermont VII Dom: Vermont Function: Reinsurance Captive
Lincoln Retirement Services Company, LLC Dom: Indiana Function: Recordkeeping
Lincoln Financial Group Trust Company, Inc. Dom: New Hampshire Function: Trust Company

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October 1, 2021